Exhibit 99.1

Termination of Enforcement Action Against Naugatuck Valley Savings

Naugatuck, Connecticut, May 5, 2015 (PR Newswire)

Naugatuck Valley Financial Corporation (NASDAQ: NVSL), announced today that the Board of Directors of its bank subsidiary, Naugatuck Valley Savings and Loan, was notified in writing, by letter dated May 4, 2015, that the Office of the Comptroller of the Currency (the “OCC”) terminated its written Formal Agreement with the Bank. In addition to the termination of this enforcement action, the OCC no longer requires the Bank to maintain individual minimum capital requirements (“IMCRs”) in excess of the standard regulatory capital requirements. As of March 31, 2015, the Bank had a Tier 1 leverage ratio of 11.18% and a total risk-based capital ratio of 17.64% which were in excess of the associated IMCRs of 9.0% and 13.0%, respectively. Based on the termination of the IMCRs and the continuation of these regulatory capital levels at June 30, 2015, the Bank will return to being a “well capitalized” financial institution for regulatory purposes.

William C. Calderara, President and Chief Executive Officer stated, “We could not be more pleased with the action taken by the OCC and appreciate that they have recognized the significant progress we have made in addressing the requirements of the Agreement.”

Chairman of the Board Carlos Batista commented that “our organization overcame significant challenges and this is a testament to the hard work and dedication of the directors of the Bank and every member of our dedicated staff. We appreciate the loyalty of our customers and shareholders while we tackled the issues facing the Company.”

“With the termination of this enforcement agreement, the Bank can devote its full efforts toward the Bank’s mission of delivering superior service to our customers and build value for our shareholders while supporting the communities we serve. However, the risk management principals which brought the Bank into compliance with the formal agreement will continue to be a core part of our culture and operations”, concluded William C. Calderara.

About Naugatuck Valley Financial Corporation

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. Naugatuck Valley Savings and Loan is headquartered in Naugatuck, Connecticut with eight other branches in Southwest Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

Safe Harbor Statement

Certain statements in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on the Company’s current expectations regarding its business strategies, intended results and future performance. Forward-looking statements are preceded by terms such as “expects”, “believes”, “anticipates”, “intends” and similar expressions.

Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could affect actual results include interest rate trends, the general economic climate in the market area in which the Company operates, as well as nationwide, the Company’s ability to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state legislation and regulation. Additional factors, risks and uncertainties that may affect our results are discussed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These factors, risks and uncertainties should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact: Naugatuck Valley Financial Corporation

William Calderara, CEO or James Hastings, CFO

1-203-720-5000